AMENDMENT TO AGREEMENT


THIS AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of April 23, 1996, by and among Larson Davis Incorporated, a Nevada corporation (the "Company"), and Laura Huberfeld, Naomi Bodner, Jeffrey Rubin, Lenore Katz, Robert Cohen, Jeffrey Cohen, Allyson Cohen, and Shawn Zimberg (collectively, the "Holders"), based on the following premises.

Premises

A. The parties to this Amendment are parties to the Agreement dated March 6, 1996 (the "Warrant Agreement"). The parties wish to amend the Warrant Agreement in order to modify certain provisions thereof to reflect changes and modifications that have been agreed to since the execution of the Warrant Agreement.

B. The parties desire to ratify and reaffirm all of the terms and conditions of the Warrant Agreement, except those provisions specifically modified by the provisions of this Amendment.

Agreement

NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements herein set forth and the mutual benefit to the parties to be derived therefrom, it is hereby agreed as follows:

1.  Amendment of Section 1.2.  Section 1.2 of the Warrant
Agreement is modified by eliminating the second sentence of such section and replacing it in its entirety as follows:

As a condition precedent to the repricing and issuance of $3.25 Warrants as set forth in section 1.1, the Company shall receive gross proceeds from the exercise of the Warrants of at least the following amounts: (i) $1,562,500 on or before May 6, 1996;
(ii) an additional $750,000 on or before June 6, 1996; (iii) an additional $625,000 on or before July 6, 1996; and (iv) an additional $312,500 on or before July 20, 1996, all for aggregate gross proceeds of $3,250,000.


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2.  Amendment of Section 1.6.  Section 1.6 of the Warrant
Agreement is modified to read in its entirety as follows:

1.6 Delivery of Common Stock. The Company will promptly instruct its transfer agent to issue the shares of Common Stock acquired by a Holder on exercise of the Warrants calculated based on an assumed warrant exercise price of $3.25 per share. The Company shall instruct its transfer agent to issue such shares in two certificates for each Warrant exercise and shall deliver to the Holder exercising all or a portion of his or her Warrants, a certificate representing the number of shares that would be issued assuming a $4.50 exercise price and shall hold the remaining certificate until the timely exercise conditions of the Holders set forth in section 1.2 have been satisfied. On such satisfaction, the Company shall deliver the remaining certificates to the Holders. Notwithstanding the preceding provisions of this section 1.6, if the timely exercise conditions of the Holders set forth in section 1.2 are not satisfied and the time for satisfying such conditions has expired, or the Holders have waived their right to satisfy such conditions, the certificates held by the Company representing the additional shares to be delivered to the Holders if the exercise price had been reduced to $3.25 per share, shall be returned to the transfer agent of the Company for cancellation.

3. Ratification of the Warrant Agreement. Except as specifically provided in paragraphs 1 and 2 of this Amendment, the parties hereby specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Warrant Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                 The Company:

                                   Larson Davis Incorporated


                                   By
                                     Brian G. Larson, President

(signatures continued on following page)



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                                 Holders:


                                     Laura Huberfeld
                                     Address:  152 West 57th Street
                                     New York, New York  10019


                                     Naomi Bodner
                                     Address:  152 West 57th Street
                                     New York, New York  10019


                                     Jeffrey Rubin
                                     Address:  1500 Hempstead Turnpike
                                     East Meadows, New York  11554


                                     Lenore Katz
                                     Address:  1500 Hempstead Turnpike
                                     East Meadows, New York  11554


                                     Robert Cohen
                                     Address:  1500 Hempstead Turnpike
                                     East Meadows, New York  11554


                                     Jeffrey Cohen
                                     Address:  1500 Hempstead Turnpike
                                     East Meadows, New York  11554


                                     Allyson Cohen
                                     Address:  1500 Hempstead Turnpike
                                     East Meadows, New York  11554


                                     Shawn Zimberg
                                     Address:  1500 Hempstead Turnpike
                                     East Meadows, New York  11554